EXHIBIT 21



                              LIST OF SUBSIDIARIES
                                  ------------


                  Goldblatt's Department Stores, Inc.

                  Capital & Vermont Realty Corporation

                  Sussex Group Holding Company

                  Sussex Group, Ltd.